FINANCIAL CONSULTING AGREEMENT



         THIS AGREEMENT is made and entered into as of this 3 day of March, 1999, and is made by and between The Vector Group, LLC, and California Limited Liability Company, (hereinafter referred to as the "Consultant") and, Wasatch Pharmaceutical, a Utah Corporation, (hereinafter referred to as the "Company").

                                   WITNESSETH:

         WHEREAS, the Company is desirous of obtaining for Consultant financial advice and consulting services (hereinafter referred to as the "Services"), and;

         WHEREAS, Consultant is experienced in providing financial advisory and consulting services such as the Services desired by the Company, and;

         WHEREAS, the Company desires to retain Consultant to provide the Services and Consultant desires to be retained to provide the Services to the Company, and;

         WHEREAS, Consultant will devote substantial time and incur substantial expense in connection with the provision of the Services to the Company, under and pursuant to the terms of this Agreement, and;

         WHEREAS, in consideration for Consultant agreeing to devote the time and incur the expense in performing the Services under and pursuant to the terms of this Agreement, the Company agrees to pay Consultant the considerations called for in this Agreement.

         NOW, THEREFORE, in consideration of the promises and mutual covenants herein set forth, the Company and Consultant hereby agree as follows:

                                    AGREEMENT

         Section 1. CONSULTING SERVICES. Consultant shall provide to the Company, when and as requested by the Company, from time to time and during normal business hours, financial and business consultation services and advice concerning, nut not limited to:

                  (i) creating and executing plans for the financing of the expansion and growth of the operations of the Company, including public or private offering of the Company's securities;

                  (ii) acting as the liaison for the Company with respect to any broker-dealers utilized for any such financing, including the coordination of all selling efforts of the Company's securities and the creation of a selling group and/or a selling syndicate;

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                  (iii) engaging market makers for the Company's publicly traded securities;

                  (iv) determining the structure of and evaluating any proposals for financing of the Company's operation;

                  (v) establishing escrow arrangements;

                  (vi) arranging the printing of any documents required for any offering of the Company's securities and overseeing such printing;

                  (vii) participating in the selection and supervision of legal counsel and auditors for the Company which counsel and auditors must be deemed qualified by Consultant to perform the services required of them;

                  (viii) supervising shareholder and investor relations, including hiring of a financial public relations firm and participating in the preparation of annual reports and other press or public releases of information;

                  (ix) providing long term business, managerial and financial planning;

                  (x)  analyzing  corporate   reorganization  an  expansion  and
                  investigating merger and/or acquisition opportunities;

                  (xi) determining the Company's capital structure; and,

                  (xii) assisting in borrowings and other method of financing required by the Company;

         Section 2. ADDITIONAL SERVICES. In connection with the services to be provided by Consultant, Consultant shall compile all due diligence related to and required by the performance of the services hereunder. Consultant shall assist the Company in the accumulation of any due diligence material and in the preparation of any and all on behalf of the Company as deemed necessary and appropriate in connection with the Services to be rendered by Consultant. Notwithstanding the foregoing, Consultant shall be under no obligation to provide Services for any minimum number of hours per month during the term hereof. Any services, if requested, such as rendering opinions on specific transactions, will be the subject of separate agreements between the Company and Consultant if not otherwise covered hereunder.

         Section 3. TERM OF AGREEMENT. This Agreement shall become effective as of the date first written above and shall continue for a period of one (1) year, (hereinafter, the "Term"). This Agreement shall automatically renew for consecutive additional terms unless either party hereto terminates this Agreement by written notice at least 30 days prior to the expiration of a Term or as per other terms and conditions stated herein.

         Section 4. SCOPE OF RETENTION. The Company hereby retains Consultant as its exclusive financial advisor during the Term of this Agreement. In the event that the Company does not call upon Consultant to perform Services during the Term of this Agreement, the Company shall nonetheless remain liable to pay the fee set forth in Section 5, infra.

         Section 5. COMPENSATION. As compensation for the Services, the Company shall pay Consultant upon execution of this Agreement the sum of Seventy Five Thousand Dollars ($75,000.00). Which sum shall be treated as a non-refundable retainer (the "Retainer"). Consultant has elected to receive payment of the Retainer in a non-cash transaction in which the fee set forth in this Section 5 shall be considered paid in full by delivery to Consultant the amount of One Million Five Hundred Thousand (1,500,000) shares of the Company's common non-restricted and free trading stock (hereinafter, the "Shares").

         Section 6. PAYMENT OF REASONABLE COSTS. Company shall pay for all Consultant's reasonable out-of-pocket expenses, including its travel and entertainment, incurred by Consultant in connection with performance of the Services pursuant hereunder. However, any expenses above ONE THOUSAND DOLLARS Consultant shall notify Company prior to incurring such expense.

         Section 7. NON-CIRCUMVENTION. This Agreement requires the services of third parties such as market makers, broker-dealers or financial institutions (hereinafter, collectively referred to as "Sources") doing business with Consultant concerning this Agreement. As soon as practicable after the date first written above the Company which listed Sources shall be excluded from the provisions of this Section 7. Notwithstanding the foregoing, prior to engaging on behalf of the Company any Source not listed, Consultant will identify such unlisted Source in writing to the Company, and the Company shall have Five (5) business days to provide proof to the satisfaction of Consultant that such unlisted Source is, in fact, already known to the Company.

With respect to any Source determined not to be already known to the Company, the Company warrants that it shall not, and shall use reasonable efforts to cause its partners, officers, employees, affiliates or associates not to, during the Term and for a period of Two (2) years following the termination or expiration of this Agreement:

                  (i) disclose to any other party the identity of any such not already known Source; and,

                  (ii) make any contact, or otherwise become involved with any such not already known Source in any transaction for or, on behalf of, the Company.

The Company agrees that any such unauthorized disclosure and/or contact will cause irreparable harm and significant financial injury to Consultant and that, should legal action be required by Consultant to remedy any harm and/or financial injury, the financial burden of costs and remedies shall be borne by the Company.

         Section 8. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

         Section 9. EXPERT TESTIMONY. Should Consultant or any of its employees, contractors or affiliates be required to testify in the event of any litigation relating to matters with respect to which Consultant has expertise, such as, for example, matters similar to the Services pursuant hereunder, the Company agrees to pay Consultant or its designee, the per diem rate customary for experts providing such expert testimony in the jurisdiction where such testimony is to be provided, plus reasonable out of pocket expenses, for all time required for such testimony.

         Section 10. INDEMNIFICATION. The Company and Consultant agree to indemnify and hold the other party and all of the other party's officers, directors, employees, affiliates and agents harmless from and against any and all manner of actions, causes of action, claims, demands, costs, damages, liabilities, losses, obligation and expenses, (including actual attorneys' fees) arising or resulting from or related to Consultant's performance of the Services pursuant hereunder.

         Section 11. INDEPENDENT CONTRACTOR. Consultant and the Company hereby acknowledge and agree that Consultant is an independent contractor and is not a licensed broker-dealer. Consultant shall not hold itself out as, not shall it take any action from which others might infer that it is a partner or agent of, or a joint venture with the Company. In addition, Consultant shall take no action which binds, or purports to bind the Company.

         Section 13. LAW; FORUM AND JURISDICTION. This Agreement shall be construed and interpreted in accordance with the laws of the State of California. The parties agree that any dispute arising under or with respect to or in connection with this Agreement, whether during the Term of this Agreement or at any subsequent time, shall be resolved fully and exclusively by binding arbitration in accordance with the commercial rules then in force of the American Arbitration Association and the proceedings taking place in Los Angeles, California.

         Section 14. NOTICES. Any notices or other communications required or permitted hereunder shall be sufficiently given if personally delivered, or sent by express mail or telegram, or transmitted by fax addressed as set forth herein below.

                  If to Consultant:

                  The Vector Group, LLC
                  6320 Canoga Ave.
                  15th Floor
                  Woodland Hills, California 91367
                  Tel: (818) 980-8300
                  Fax: (818) 227-5099
                  Attn: Richard Dorfman, President

                  If to Company:

                  Wasatch Pharmaceutical Inc.
                  714 East 7200 South
                  Midvale, Utah 84047
                  Tel: (801) 566-9688
                  Fax: (801) 566-9680
                  Attn: Gary V. Heesch, CEO

The parties may change their address to any other address as shall be furnishes by written notice from any party changing address to the other party in the manner for giving notices as set forth in this Section 14. Any notice or communication given pursuant hereunder shall be deemed to have been given as of the date so delivered, sent, or transmitted.

         Section 15. ATTORNEY'S FEES. In the event that any party institutes any action to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing party shall be entitled to reimbursement from the non-prevailing party for all costs, including reasonable attorneys' fees incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

         Section 16.  CONFIDENTIALITY.  Each party hereto  agrees with the other party hereto that, unless and until mutually agreed upon, they and their representatives will hold in strict confidence all data and information obtained with respect to the other party or any subsidiary thereof from any representative, officer, director, or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except:

                  (i) to the extent such data or information are matter of public knowledge or are required by law to be published; and,

                  (ii) to the extent that such data or information  must be used
                  or  disclosed  in  order  to   consummate   the   transactions
                  contemplated by this Agreement.

         Section 17. TERMINATION. This Agreement may be terminated by Consultant during the Term hereof by notice to the Company in the event that the Company shall have provided inaccurate or misleading information, of any type or nature, to the Consultant, or failed or been unable to comply with any of the terms, conditions or provisions of this Agreement on the part of the Company to be performed, complied with or fulfilled within the respective times, if any, herein provided for, unless compliance therewith or the performance or satisfaction thereof shall have been expressly waived by Consultant in writing.

Any termination of this Agreement pursuant to this Section 16 shall be without liability of any character (including, but not limited to, loss of anticipated profits or consequential damages) on the part of the Company, except that the Company shall remain obligated to pay the fees, other compensation and costs otherwise to be paid, as set forth in Section 5 and 6 hereof.

         Section 18. THIRD PARTY BENEFICIARIES. This Agreement is solely among and between Consultant and the Company and, except as specifically provided
herein,  no  creditor,   director,   officer,   stockholder,   employee,  agent,
independent contractor or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

         Section 19. SURVIVAL, TERMINATION. The representations, warranties and covenants of the respective parties shall survive the consummation of the transactions herein contemplated.

         Section 20. AMENDMENT OR WAIVER. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other party shall be construed as a waiver of the same or any other obligation or default then, theretofore, or thereafter occurring or existing. At any time during the Term this Agreement may be amended by a written amendment executed by the parties, hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance hereof may be extended by a written notice executed by the waiving or extending party.

         Section 21. INCORPORATION OF RECITALS. All of the recitals hereof are incorporated by this reference and are made a part hereof as though set forth at length herein.

         Section 22. HEADINGS; CONTEXT. The headings of the sections and paragraphs contained in this Agreement are for convenience of reference only, do not form a part hereof, and in no way modify or construe the meaning of this Agreement.

         Section 23. BENEFIT. This Agreement shall be binding upon and shall inure only to the benefit of the parties hereto, and their assigns permitted hereunder. This Agreement shall not be assigned by any party without the prior written consent of the other party.

         Section 24. SEVERABILITY. In the event that any particular provision or provisions of this Agreement shall for any reason hereafter by determined to be unenforceable, or in violation of any law, governmental order or regulation, such unenforceability or violation shall not affect the remaining provisions of this Agreement, which shall continue in full force and effect and be binding upon the respective parties hereto.

         Section 25. NOT STRICT CONSTRUCTION. The language of this Agreement shall be construed as a whole, according to its fair meaning and intent, and not strictly for or against either party hereto, regardless of who drafted or was principally responsible for drafting the Agreement or the terms or conditions hereof.

         Section  26.  EXECUTION  KNOWING  AND  VOLUNTARY.   In  executing  this
Agreement, the parties severally acknowledge and represent that each:

                  (i)  has  fully  and  carefully  read  and   considered   this
                  Agreement;

                  (ii) has been or has had the opportunity to be fully apprised by its attorneys of the legal effect and meaning of this Agreement and all terms and conditions hereof;

                  (iii) has been afforded the opportunity to negotiate as to any and all terms hereof; and,

                  (iv) is executing this Agreement voluntarily, free from any influence, coercion or duress of any kind.

         Section 27. ENTIRE AGREEMENT. This Agreement represents the entire agreement between the parties hereto relating to the subject matter hereof. This Agreement alone fully and completely expresses the agreement of the parties relating to the subject matter hereof and there are no other courses of dealing, understandings, representations or warranties, written or oral, except as set forth herein. This Agreement may not be amended or modified, except by a written agreement signed by all parties hereto.

IN WITNESS HEREOF, the parties hereto have executed or caused this Agreement to be executed as of the date first above written.

"Consultant"

The Vector Group, LLC
By: /s/ Richard Dorfman
   -------------------------------
   Richard Dorfman, President

"Company"

Wasatch Pharmaceutical, Inc.
By: /s/ Gary V. Heesch
   -------------------------------
   Gary V. Heesch, CEO